Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                               GULF POWER COMPANY

            Pursuant to Florida Statute Section 607.1801 and 607.0202

                             -----------------------


         This document was prepared and filed pursuant to the applicable laws of the State of Maine and the State of Florida for the purposes of domesticating Gulf Power Company, a corporation originally formed under the laws of the State of Maine on November 2, 1925, as a corporation of the State of Florida effective at 12:01 a.m., Eastern Standard Time, on November 2, 2005. Pursuant to the applicable laws, this domestication does not affect the commencement date of the corporation nor does it affect any obligations or liabilities of the corporation incurred prior to its domestication.


                             -----------------------


         The name of the corporation is GULF POWER COMPANY.

         The principal office of the corporation is 500 Bayfront Parkway, Pensacola, Florida 32520. The mailing address of the corporation is One Energy Place, Pensacola, Florida 32520.

         The number of shares with a par or face value that may be issued by the corporation is 30,000,000, of which 10,000,000 shares shall be preferred stock with a par or face value of $100 each, 10,000,000 shares shall be Class A preferred stock with a par or face value of $25 each, and 10,000,000 shares shall be preference stock with a par or face value of $100 each, and the number of shares without a par or face value that may be issued by the corporation is 20,000,000, all of which shares shall be common stock.

         The designations, preferences and voting powers of the shares of preferred stock, Class A preferred stock, preference stock and common stock, or restrictions or qualifications thereof, shall be as follows:


                                 Preferred Stock

                 Provision for Division Into and Issue in Series
                    of Preferred Stock and Grant of Authority
                             to Board of Directors


         The shares of the preferred stock may be divided into and issued in series. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the preferred stock irrespective of series shall be identical except as to the following rights and preferences in respect of any or all of which there may be variations between different series and authority is hereby expressly vested in the Board of Directors to establish and designate series and to determine prior to the issuance of any shares of such series the following rights and preferences of the shares thereof in accordance with the provisions Florida Statute Section 607.0602 applicable thereto:

         (a) The dividend rights of such series, including the rate of dividend (which may be fixed or variable), the dividend payment dates and the date from which dividends will accumulate, if applicable;

         (b) The date, prices and other terms of any mandatory or optional redemption;

         (c) The amount payable upon shares in the event of any voluntary or involuntary liquidation;

         (d) The terms and conditions, if any, on which shares of such series shall be by their terms convertible into or exchangeable for shares of any other class of stock of the corporation over which the preferred stock has preference as to payment of dividends and as to assets;

         (e) The sinking fund provisions, if any, for the redemption or purchase of shares of such series;

         (f) The special voting rights, if any, of such series.

         The Board of Directors is hereby authorized to issue and sell all the authorized and unissued shares of preferred stock as shares of any series or any number of series, and in the event that the corporation shall acquire, by purchase or redemption or otherwise, any issued shares of its preferred stock of any series, the Board of Directors may resell or convert and sell or otherwise dispose of, in their discretion, any shares so acquired as shares of the same or of any other series of preferred stock which shall have been duly created.

                 Provision for Division Into and Issue in Series
                of Class A Preferred Stock and Grant of Authority
                              to Board of Directors

         The shares of the Class A preferred stock may be divided into and issued in series. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the Class A preferred stock irrespective of series shall be identical except as to the following rights and preferences in respect of any or all of which there may be variations between different series and authority is hereby expressly vested in the Board of Directors to establish and designate series and to determine prior to the issuance of any shares of such series the following rights and preferences of the shares thereof in accordance with the provisions Florida Statute Section 607.0602 applicable thereto:

         (a) The dividend rights of such series, including the rate of dividend (which may be fixed or variable), the dividend payment dates and the date from which dividends will accumulate, if applicable;

         (b) The date, prices and other terms of any mandatory or optional redemption;



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

         (c) The amount payable upon shares in the event of any voluntary or involuntary liquidation;

         (d) The terms and conditions, if any, on which shares of such series shall be by their terms convertible into or exchangeable for shares of any other class of stock of the corporation over which the Class A preferred stock has preference as to payment of dividends and as to assets;

         (e) The sinking fund provisions, if any, for the redemption or purchase of shares of such series;

         (f) The special voting rights, if any, of such series.

         The Board of Directors is hereby authorized to issue and sell all the authorized and unissued shares of Class A preferred stock as shares of any series or any number of series, and in the event that the corporation shall acquire, by purchase or redemption or otherwise, any issued shares of its Class A preferred stock of any series, the Board of Directors may resell or convert and sell or otherwise dispose of, in their discretion, any shares so acquired as shares of the same or of any other series of Class A preferred stock which shall have been duly created.

                                      * * *

  General Provisions Applicable to Preferred Stock and Class A Preferred Stock

         The following provisions shall apply to all series of preferred stock and Class A preferred stock which may now or hereafter be authorized or created irrespective of series:

         (A) Dividend rights, including the cumulative or non-cumulative nature thereof and the relative rights of priority, if any, of payment on shares of any class of preferred stock and Class A preferred stock (and any series thereof), shall be as specified in any amendment or amendments to these Amended and Restated Articles of Incorporation adopted by the Board of Directors in establishing the terms thereof.

           So long as any shares of preferred stock or Class A preferred stock are outstanding, no dividends shall be declared or paid upon or set apart for the shares of common stock, preference stock or any other class of stock of the corporation over which the preferred stock and Class A preferred stock have preference as to the payment of dividends (the "Junior Stock"), nor any sums applied to the purchase, redemption or other retirement of any class of Junior Stock, unless (i) full dividends on all shares of cumulative preferred stock and cumulative Class A preferred stock, of all series outstanding, for all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current dividend period shall have been or concurrently shall be declared, and (ii) full dividends for the then-current dividend period on all shares of non-cumulative preferred stock and non-cumulative Class A preferred stock, of all series outstanding, have been, or contemporaneously are, paid, or declared and a sum sufficient for the payment thereof set aside. Unpaid accrued dividends on the preferred stock and Class A preferred stock shall not bear interest.

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

           When specified dividends are not paid in full on all series of preferred stock and Class A preferred stock, the shares of each series of preferred stock and Class A preferred stock shall share ratably in any partial payment of dividends in accordance with the sums which would be payable on said shares if all dividends were paid in full; provided, however, that non-cumulative preferred stock and non-cumulative Class A preferred stock shall not share in accumulations of accrued and unpaid dividends for prior dividend periods unless previously declared.

         (B) After such dividends as aforesaid upon the preferred stock and Class A preferred stock of all series then outstanding shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Junior Stock, and no holders of any series of the preferred stock or Class A preferred stock as such shall be entitled to share therein.

         (C) Upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of preferred stock and Class A preferred stock of each series, without any preference of the shares of any series of preferred stock or Class A preferred stock over the shares of any other series of preferred stock or Class A preferred stock, shall be entitled to receive out of the assets of the corporation, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Junior Stock, the amount specified to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of preferred stock and Class A preferred stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed to the extent available as follows: first, to the payment, pro rata, of the amount payable in the event of involuntary liquidation on each share of preferred stock and Class A preferred stock outstanding irrespective of series; second, to the payment of the accrued dividends, if any, on such shares, such payment to be made pro rata in accordance with the amount of accrued dividends on each such share; and, third, to the payment of any amounts in excess of the amount payable in the event of involuntary liquidation on each share plus accrued dividends which may be payable on the shares of any series in the event of voluntary or involuntary liquidation, as the case may be, such payment also to be made pro rata in accordance with the amounts, if any, so payable on each such share. After payment to the holders of the preferred stock and Class A preferred stock of the full preferential amounts hereinbefore provided for, the holders of the preferred stock and Class A preferred stock as such shall have no right or claim to any of the remaining assets of the corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of Junior Stock. Without limiting the right of the corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all the property of the corporation to, or the merger or consolidation of the corporation into or with, any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

         (D) So long as any shares of the preferred stock or Class A preferred stock are outstanding, the corporation shall not, without the affirmative vote in favor thereof of the holders of at least a majority of the total voting power of the shares of preferred stock and Class A preferred stock at the time outstanding voting together as a single class, issue (such issuance to be within


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

12 months after such vote) any shares of any class of stock preferred as to dividends or assets over the preferred stock or Class A preferred stock or any security convertible into such class of stock or authorize or create any class of stock preferred as to dividends or assets over the preferred stock or Class A preferred stock or change any of the rights and preferences of the then outstanding preferred stock or Class A preferred stock in any manner so as to affect adversely the holders thereof; provided, however, that if any such change would affect adversely the holders of only one, but not the other, such kind of stock, only the vote of the holders of at least a majority of the total voting power of the outstanding shares of the kind so affected voting together as a single class shall be required; and provided further, that nothing in this paragraph contained shall authorize any such authorization, creation or change by the vote of the holders of a less number of shares of preferred stock or Class A preferred stock, or of any other class of stock, or of all classes of stock, than is required for such authorization, creation or change by the laws of the State of Florida at the time applicable thereto.

                                Preference Stock

                 Provision for Division Into and Issue in Series
                   of Preference Stock and Grant of Authority
                              to Board of Directors

         The shares of the preference stock may be divided into and issued in series. The preference stock is subject to the prior rights and preferences of the preferred stock and the Class A preferred stock and all other classes of stock of equal rank therewith hereafter authorized. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the preference stock irrespective of series shall be identical except as to the following rights and preferences in respect of any or all of which there may be variations between different series and authority is hereby expressly vested in the Board of Directors to establish and designate series and to determine prior to the issuance of any shares of such series the following rights and preferences of the shares thereof in accordance with the provisions of Florida Statute Section 607.0602 applicable thereto:

         (a) The dividend rights of such series, including the rate of dividend (which may be fixed or variable), the dividend payment dates and the date from which dividends will accumulate, if applicable;

         (b) The dates, prices and other terms of any mandatory or optional redemption;

         (c) The amount payable upon shares in the event of any voluntary or involuntary liquidation;

         (d) The terms and conditions, if any, on which shares of such series shall be by their terms convertible into or exchangeable for shares of any other class of stock of the corporation over which the preference stock has preference as to payment of dividends and as to assets;

         (e) The sinking fund provisions, if any, for the redemption or purchase of shares of such series;

         (f) The special voting rights, if any, of such series.



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

         The Board of Directors is hereby authorized to issue and sell all the authorized and unissued shares of preference stock as shares of any series or any number of series, and in the event that the corporation shall acquire, by purchase or redemption or otherwise, any issued shares of its preference stock of any series, the Board of Directors may resell or convert and sell or otherwise dispose of, in their discretion, any shares so acquired as shares of the same or of any other series of preference stock which shall have been duly created.

                                      * * *

                General Provisions Applicable to Preference Stock

         The following provisions shall apply to all series of preference stock which may now or hereafter be authorized or created irrespective of series:

         (A) Dividend rights, including the cumulative or non-cumulative nature thereof and the relative rights of priority, if any, of payment, on shares of any class of preference stock (and any series thereof), shall be as specified in any amendment or amendments to these Amended and Restated Articles of Incorporation adopted by the Board of Directors in establishing the terms thereof.

         (B) So long as any shares of preference stock are outstanding, no dividends shall be declared or paid upon or set apart for the shares of any class of stock over which the preference stock has preference as to the payment of dividends and as to assets, nor any sums applied to the purchase, redemption or retirement of any class of such stock, unless (i) full dividends on all shares of cumulative preference stock, of all series outstanding, for all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then-current dividend period shall have been or concurrently shall be declared, and (ii) full dividends for the then-current dividend period on all shares of non-cumulative preference stock, of all series outstanding, have been, or contemporaneously are, paid, or declared and a sum sufficient for the payment thereof set aside. Unpaid accrued dividends on the preference stock shall not bear interest.

         When specified dividends are not paid in full on all classes of preference stock, the shares of each series of preference stock shall share ratably in any partial payment of dividends in accordance with the sums which would be payable on said shares if all dividends were paid in full; provided, however, that non-cumulative preference stock shall not share in accumulations of accrued and unpaid dividends for prior dividend periods unless previously declared.

         After such dividends as aforesaid upon the preference stock of all series then outstanding shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the common stock or any other class of stock over which the preference stock has preference as to the payment of dividends, and no holders of any series of the preference stock as such shall be entitled to share therein.

         (C) Upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of the common stock or any other class of stock over which the preference stock has preference as to the payment of dividends or assets, but subject to the prior rights and preferences of the holders of preferred stock


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

and the Class A preferred stock, the holders of preference stock of each series, without any preference of the shares of any series of preference stock over the shares of any other series of preference stock, shall be entitled to receive out of the assets of the corporation, whether capital, surplus or other, the amount specified to be payable on the shares of such series in the event of voluntary or involuntary liquidation by resolution of the Board of Directors establishing such series, as the case may be.

         In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of preference stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed to the extent available as follows: first, to the payment, pro rata, of the amount payable in the event of involuntary liquidation on each share of preference stock outstanding irrespective of series; second, to the payment of the accrued dividends on such shares, such payment to be made pro rata in accordance with the amount of accrued dividends on each such share; and, third, to the payment of any amounts in excess of the amount payable in the event of involuntary liquidation on each share plus accrued dividends which may be payable on the shares of any series in the event of voluntary or involuntary liquidation, as the case may be, such payment also to be made pro rata in accordance with the amounts, if any, so payable on each such share. After payment to the holders of the preference stock of the full preferential amounts hereinbefore provided for, the holders of the preference stock as such shall have no right or claim to any of the remaining assets of the corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of the common stock or of any other class of stock over which the preference stock has preference as to assets. Without limiting the right of the corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all the property of the corporation to, or the merger or consolidation of the corporation into or with, any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

         (D) So long as any shares of the preference stock are outstanding, the corporation shall not, without the affirmative vote in favor thereof of the holders of at least a majority of the total voting power of the shares of preference stock at the time outstanding voting together as a single class, increase the authorized shares of preferred stock or Class A preferred stock or authorize or create any other class of stock preferred as to dividends or assets over the preference stock or change any of the rights and preferences of the then outstanding preference stock in any manner so as to affect adversely the holders thereof; provided, however, that if any such change would affect adversely the holders of only one or more series of the preference stock, but not other series of the preference stock, only the vote of the holders of at least a majority of the total voting power of the outstanding shares of the series so affected voting together as a single class shall be required; and provided further that nothing in this paragraph contained shall authorize any such authorization, creation or change by the vote of the holders of a less number of shares of preference stock, or of any other class of stock, or of all classes of stock, than is required for such authorization, creation or change by the laws of the State of Florida at the time applicable thereto.

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

                                  Common Stock

         There shall be a class of stock of the corporation designated common stock and each share of common stock shall be equal to every other share of said stock in every respect.

                                  Voting Powers

         At all elections of directors of the corporation, the holders of preferred stock and Class A preferred stock shall have full voting rights with the holders of common stock, all voting together as a single class; each holder of preferred stock being entitled to one vote for each share thereof standing in his name, each holder of Class A preferred stock being entitled to one-quarter vote for each share thereof standing in his name, and each holder of common stock being entitled to one vote for each share thereof standing in his name. In addition, with the approval of the Board of Directors and the holders of a majority of the outstanding shares of common stock, these Amended and Restated Articles of Incorporation may be amended to provide that the holders of outstanding shares of any series of preference stock may be entitled to full voting rights in the election of directors, to vote together with the holders of common stock, preferred stock and Class A preferred stock, with each holder of shares of any series of preference stock to be entitled to such number of votes for each share of such series not to exceed one-tenth of a vote for each share standing in his name.

         On other matters, except on matters in respect of which the laws of the State of Florida shall provide that all stockholders shall have the right to vote irrespective of whether such right shall have been relinquished by any of such stockholders and except as otherwise herein provided, the holders of the common stock shall have the exclusive right to vote.

         Notwithstanding the foregoing, in the event that (1) with respect to any series of non-cumulative preferred stock, Class A preferred stock or preference stock, any six quarterly dividends (whether or not consecutive and whether or not earned and declared), or (2) with respect to any series of cumulative preferred stock, Class A preferred stock or preference stock, any six consecutive quarterly dividends, in any case, have not been paid in full on such series of preferred stock, Class A preferred stock or preference stock, the holders of such series of preferred stock, Class A preferred stock or preference stock will have the right, voting together as a single class with holders of shares of any one or more other series of preferred stock, Class A preferred stock or preference stock upon which like voting rights are then exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors of the corporation and the size of the corporation's Board of Directors will be increased accordingly to effect such election, with each holder of any series of preferred stock upon which such voting rights are then exercisable to be entitled to one vote per share thereof standing in his name, with each holder of any series of Class A preferred stock upon which such voting rights are then exercisable being entitled to one-fourth vote per share thereof standing in his name and with each holder of any series of preference stock upon which such voting rights are then exercisable having one-tenth vote per share thereof standing in his name.

         The rights of such holders of any series of preferred stock, Class A preferred stock or preference stock to elect (together as a single class with the holders of shares of any one or more other series of preferred stock, Class A preferred stock or preference stock upon which like voting rights are then


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

exercisable) members of the Board of Directors of the corporation will continue until such time as (A) with respect to any series of non-cumulative preferred stock, Class A preferred stock or preference stock, full dividends on such series of preferred stock, Class A preferred stock or preference stock have been paid or declared and set apart regularly for at least one year (i.e., four consecutive full quarterly dividend periods), or (B) with respect to any series of cumulative preferred stock, Class A preferred stock or preference stock, the dividends in arrears and the current dividend on such series of preferred stock, Class A preferred stock or preference stock shall have been paid or declared and set aside for payment, at which time, in either case, such right will terminate, subject to revesting in the event of a subsequent failure to pay dividends of the character described above. Upon any termination of the right of the holders of shares of preferred stock, Class A preferred and preference stock to vote as a single class for the election of two additional directors, the term of office of all directors then in office elected by such holders voting as a single class will terminate immediately.

         Whenever the right shall have accrued to the holders of shares of the preferred stock, Class A preferred stock and preference stock to elect, as a single class, two additional directors, it shall be the duty of the president, a vice-president or the secretary of the corporation forthwith to call and cause notice to be given to the stockholders entitled to vote at a meeting to be held at such time as the officers of the corporation may fix, not less than forty-five nor more than sixty days after the accrual of such right, for the purpose of electing such directors. The notice so given shall be mailed to each holder of record of each series of the preferred stock, Class A preferred stock and preference stock upon which such voting rights are then exercisable at his last known address appearing on the books of the corporation and shall set forth, among other things, (i) that by reason of the fact that six quarterly dividends payable on such series of the preferred stock, Class A preferred stock or preference stock are in default, the holders of such series of the preferred stock, Class A preferred stock or preference stock, voting together as a single class with the holders of one or more other series of preferred stock, Class A preferred stock or preference stock upon which like voting rights are then exercisable, have the right to elect two additional members to the Board of Directors of the corporation, (ii) that any such holder of the preferred stock, Class A preferred stock or preference stock has the right, at any reasonable time, to inspect, and make copies of, the list or lists of holders of the preferred stock, Class A preferred stock or preference stock maintained at the principal office of the corporation or at the office of any transfer agent of the preferred stock, Class A preferred stock or preference stock, and (iii) either the entirety of this section or the substance thereof with respect to the number of shares of the preferred stock, Class A preferred stock or preference stock required to be represented at any meeting or adjournment thereof called for the election of directors of the corporation.

         At the first meeting of stockholders held for the purpose of electing such additional directors during such time as the holders of the preferred stock, Class A preferred stock and preference stock have the special right, voting together as a single class, to elect two additional directors to the Board of Directors, the presence in person or by proxy of the holders of a majority of the total voting power of the outstanding shares of preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable shall be required to constitute a quorum of such class for the election of such additional directors; provided, however, that in the absence of a quorum of the holders of the preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable, no election of such additional directors shall be held, but the holders of a majority of the total voting power of the shares of the preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable who are present in person or by proxy shall have power to adjourn the election of the directors to a date not less than fifteen nor more than fifty days from the giving of the notice of such adjourned meeting hereinafter provided for; and provided, further, that at such adjourned meeting, the presence in person or by proxy of the holders of 35% of the total voting power of the outstanding preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable shall be required to constitute a quorum of such class for the election of such additional directors.

         In the event such first meeting of stockholders shall be so adjourned, it shall be the duty of the president, a vice-president or the secretary of the corporation, within ten days from the date on which such first meeting shall have been adjourned, to cause notice of such adjourned meeting to be given to the stockholders entitled to vote thereat, such adjourned meeting to be held not less than fifteen nor more than fifty days from the giving of such second notice. Such second notice shall be given in the form and manner hereinabove provided for with respect to the notice required to be given of such first meeting of stockholders, and shall further set forth that a quorum was not present at such first meeting and that the holders of 35% of the total voting power of the outstanding preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable shall be required to constitute a quorum of such class for the election of such additional directors at such adjourned meeting. If the requisite quorum of holders of the preferred stock, Class A preferred stock and preference stock for which the special right to elect two additional directors is then exercisable shall not be present at said adjourned meeting, then the directors of the corporation then in office shall remain in office until the next annual meeting of the corporation, or special meeting in lieu thereof, and until their successors shall have been elected and shall qualify.

         Neither such first meeting nor such adjourned meeting shall be held on a date within sixty days of the date of the next annual meeting of the corporation or special meeting in lieu thereof. At each annual meeting of the corporation, or special meeting in lieu thereof, held during such time as the holders of one or more series of the preferred stock, Class A preferred stock and preference stock, voting together as a single class, shall have the right to elect two members to the Board of Directors, the foregoing provisions of this paragraph shall govern such annual meeting, or special meeting in lieu thereof, as if said annual meeting or special meeting were the first meeting of stockholders held for the purpose of electing directors after the right of the holders of such preferred stock, Class A preferred stock or preference stock, voting together as a single class, to elect two members to the Board of Directors, should have accrued, with the exception that if, at any adjourned annual meeting, or special meeting in lieu thereof, 35% of the total voting power of the preferred stock, Class A preferred stock and preference stock for which the special right to elect two directors is then exercisable is not present in person or by proxy, all the directors shall be elected by a vote of the holders of a majority of the aggregate voting power of the outstanding shares of common stock, preferred stock, Class A preferred stock and, if these Amended and Restated Articles of Incorporation have been amended to provide that the holders of preference stock shall have the right to vote generally in the election of directors, the preference stock of the corporation present or represented at the meeting.

         For purposes of the foregoing provisions, and except as otherwise provided in these Amended and Restated Articles of Incorporation or as otherwise required by law, the preferred stock, the Class A preferred stock and the preference stock of all series shall be deemed to be a single class and the relative voting power of each series of preferred stock, Class A preferred stock and preference stock shall be as follows: each holder of preferred stock shall be entitled to one vote per share thereof standing in his name, each holder of Class A preferred stock shall be entitled to one-fourth vote per share thereof standing in his name and each holder of preference stock shall be entitled to one-tenth vote per share thereof standing in his name.

                            Miscellaneous Provisions

         The corporation may issue and dispose of any of its authorized shares of stock for such consideration as may be fixed from time to time by the Board of Directors subject to the laws of the State of Florida then applicable and any and all shares issued for the consideration so fixed shall be fully paid and non-assessable.

         Subject to any limitations elsewhere herein set forth, the corporation may from time to time, out of its net profits or surplus earnings, purchase any of its stock outstanding at such price as may be fixed by its Board of Directors and accepted by the holders of the stock purchased, but such price shall note the redemption price, if any, of the stock purchased.

         The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Florida then applicable.

         A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

         No holder of any stock of this corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of this corporation or of any additional stock of any class to be issued by reason of any increase of the authorized capital stock of this corporation or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of this corporation, but any such unissued stock or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations and upon such terms as the Board of Directors may in their discretion determine, without offering to the stockholders then of record, or any class of stock holders, any thereof, on the same terms or on any terms.

         The number of directors of this corporation shall be not less than six and not more than fifteen.

         The street address of this corporation's initial registered office is 500 Bayfront Parkway, Pensacola, Florida 32520 and the name of its initial registered agent is Linda G. Malone.

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

         The domesticator of the corporation is Jeffrey A. Stone and the street address of such domesticator is 501 Commendencia Street, Pensacola, Florida 32502.



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